SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                  June 24, 2004
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                          ODYSSEY MARINE EXPLORATION, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



          NEVADA                  1-31895                 84-1018684
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



                               3604 Swann Avenue
                             Tampa, Florida  33609
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code












ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 24, 2004, Odyssey Marine Exploration, Inc. (the "Company"), entered into a $5 million revolving credit facility from The Bank of Tampa (the "Bank"). The credit line has a floating interest rate of the Bank's published prime rate. The line of credit requires the payment of interest only on a monthly basis during its term, and is due in full on June 24, 2005.

The line of credit is secured by a portion of the numismatically significant gold coins recovered by the Company from the SS Republic shipwreck, and by any of the Company's funds on deposit with the Bank. The coins used as collateral will be held by the Company's custodian until released by the Bank. The Borrowing Base of the line of credit will be 25% of the appraised value of the gold coins that serve as collateral. The initial Borrowing Base has not been determined.

The Company intends to use the line of credit as a means to fund ongoing operations and equipment acquisitions while allowing the Company to make coin sales using its strategy to take advantage of market conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     (c)  EXHIBITS.

          Exhibit 10.1  Revolving Credit Agreement with The Bank of Tampa

          Exhibit 10.2  Revolving Credit Note to The Bank of Tampa

          Exhibit 10.3  Security Agreement with The Bank of Tampa




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: June 29, 2004               By:/s/ John C. Morris
                                      John C. Morris, President